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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect to the Registration Statement on Form N-14 (File No. 333-00625) under the Securities Act of 1933 of the Warburg, Pincus Tax Free Fund, Inc., with respect to the transfer of substantially all the assets and liabilities of the Warburg, Pincus Tax Free Fund, a portfolio of The RBB Fund, Inc.

         1. The incorporation by reference of our report dated October 16, 1995 into this Combined Prospectus/Proxy Statement of the Warburg, Pincus Tax Free Fund.

         2.       The  reference  to  our  Firm  under  the  heading  "Financial
                  Statements  and  Experts"  in  the   aforementioned   Combined
                  Prospectus/Proxy  Statement  of the Warburg,  Pincus  Tax
                  Free Fund.



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 5, 1996